LIMITED POWER OF ATTORNEY

The undersign, Robert C. Gist, hereby
authorizes each of Jonathan D. Nelson, A. Glenn Patterson and Cloyce A. Talbott, as the undersign's attorney-in-fact, with full power of substitution, to execute in the name and on behalf of the undersign, and to file any and all Form 4s - Statement of Changes of Beneficial Ownership of Securities, and Form 5s - Annual Statement of Beneficial Ownership of Securities, required to be filed by the undersign with the Securities and Exchange Commission.


	  Executed this 22nd day of Oct, 2002


										/s/ Robert C. Gist
										Name: